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                                                                    EXHIBIT 4.12

                                                                  EXECUTION COPY

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

         This Fifth Amendment to Credit Agreement (this "Fifth Amendment") is made as of this 27th day of February, 2004 by and among SEMCO ENERGY, INC., a Michigan corporation (the "Company"), STANDARD FEDERAL BANK N.A. ("Standard Federal") and the other banks signatory hereto and Standard Federal, as agent for the Banks (in such capacity, "Agent").

                                    RECITALS

         A. Company, Agent and the Banks entered into that certain Credit Agreement dated as of June 25, 2002 under which the Banks extended (or committed to extend) credit to the Company, as set forth therein, as amended by that certain First Amendment to Credit Agreement (the "First Amendment") dated May 21, 2003, that certain Second Amendment to Credit Agreement (the "Second Amendment") dated September 30, 2003, that certain Third Amendment to Credit Agreement (the "Third Amendment") dated October 15, 2003, and that certain Fourth Amendment dated December 12, 2003 (as so amended, the "Credit Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement).

         B. Company has requested that Agent and the requisite Banks increase the Letter of Credit Commitment Amount from Five Million Dollars ($5,000,000) to Ten Million Dollars ($10,000,000), and amend certain terms and provisions of the Credit Agreement and Agent and the requisite Banks are willing to do so, but only on the terms and conditions set forth in this Fifth Amendment.

         NOW, THEREFORE, Company, Agent and Banks agree:

1. Section 1.1 of the Credit Agreement shall be amended by deleting the definition of "Letter of Credit Commitment Amount" and inserting the following in its place:

                  "Letter of Credit Commitment Amount shall mean $10,000,000."

2. Section 2.2.3 of the Credit Agreement shall be amended by deleting subsection (b)(i) thereof and inserting the following in its place:

                  "(i) the aggregate Stated Amount of all Letters of Credit issued hereunder shall not at any time exceed the Letter of Credit Commitment Amount and"

3 Section 10.10 is deleted in its entirety and the following is inserted in its place:

                  "10.10 Restricted Payments. Not, and not permit any Subsidiary to, (a) make any distribution to any of its shareholders, (b) purchase or redeem any of its capital stock or other equity interests or any warrants, options or other rights in respect thereof, (c) issue any Disqualified Stock, or (d) set aside funds for any of the foregoing. Notwithstanding the foregoing,
                  (i) any Subsidiary may

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                  pay dividends or make other distributions to the Company or to a Wholly-Owned Subsidiary; (ii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock, to the extent in each case payable solely in shares of capital stock of the Company, and
                  (iii) the Company may make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock, subject to the satisfaction of each of the following conditions: (x) the aggregate amount of such dividends, payments or other distributions covered by this clause (iii) made during the period from and after March 31, 2002 to and including the date of the making of the dividend, payment or other distribution in question, shall not exceed the sum of $17,693,000 plus 100% of Consolidated Net Income for such period, such Consolidated Net Income to be calculated for this purpose by adding back an amount equal to 65% of the Refinancing Premium to the extent deducted from the Consolidated Net Income and to be computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) and (y) immediately before and after giving effect to such dividend, payment or other distribution, no Event of Default or Unmatured Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Section 9 and in the other Loan Documents shall be true and correct on and as of the date thereof (both before and after giving effect to such dividend, payment or other distribution) as if made on the date of such dividend, payment or other distribution. Upon the occurrence of the Reclassification Event, dividend payments on the Junior Capital shall remain subject to the provisions of this Section 10.10."

4. This Fifth Amendment shall become effective according to the terms hereof and as of such date (the "Fifth Amendment Effective Date") that the Company shall have satisfied the following conditions:

                  (a)      Agent shall have received:

                           (i)      counterpart originals of this Fifth
                  Amendment, in each case duly executed and delivered by Company and the requisite Banks, in form satisfactory to Agent and the Banks; and

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                           (ii)     such other documents as Agent may reasonably
                  request.

                  (b) No Unmatured Event of Default or Event of Default shall have occurred and be continuing or shall result from the execution and delivery of this Fifth Amendment.

                  (c) If the Fifth Amendment Effective Date shall not have occurred on or before February 27, 2004, this Fifth Amendment shall not become effective and the offer by the Agent and the Banks to amend the Credit Agreement on the terms set forth herein shall be deemed withdrawn.

5. The Company for itself and each of the Subsidiaries hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution and delivery of this Fifth Amendment, and the performance by the Company of its obligations under the Credit Agreement as amended hereby are within such undersigned's corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation, bylaws or any other organizational documents of the parties thereto, as applicable, and except as have been previously obtained, do not require the consent or approval, material to the amendments contemplated in this Fifth Amendment or Credit Agreement, as amended hereby, of any governmental body, agency or authority, and this Fifth Amendment and the Credit Agreement, as amended hereby, will constitute the valid and binding obligations of such undersigned parties, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), and (b) the representations and warranties contained in Section 9 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent such representations and warranties speak only as of another date certain.

6. Except as specifically set forth herein, this Fifth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

7. Unless otherwise defined to the contrary herein, all capitalized terms used in this Fifth Amendment shall have the meaning set forth in the Credit Agreement, as amended.

8. This Fifth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

9. Any references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as amended by the First Amendment and this Fifth Amendment.

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                    [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

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         WITNESS the due execution hereof as of the day and year first above written.

                                    SEMCO ENERGY, INC.

                                    By /s/ John E. Schneider
                                       -----------------------------
                                    Title Senior Vice President and
                                          Chief Financial Officer

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                                    STANDARD FEDERAL BANK N.A., A NATIONAL
                                    BANKING ASSOCIATION, as Agent

                                       /s/ Gregory E. Castle
                                    By Gregory E. Castle
                                    Title First Vice President

                                    STANDARD FEDERAL BANK N.A., A NATIONAL
                                    BANKING ASSOCIATION, as Issuing Bank, as
                                    Swing Line Bank and as a Bank

                                       /s/ Gregory E. Castle
                                    By Gregory E. Castle
                                    Title First Vice President

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                                    KEYBANK NATIONAL ASSOCIATION, as
                                    Syndication Agent and as a Bank

                                    By /s/ Sherrie I. Manson
                                       -----------------------------
                                       Sherrie I. Manson
                                    Title Vice President

                    SIGNATURE PAGE TO SEMCO FIFTH AMENDMENT
                                    (528954)

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                                    U.S. BANK, N.A., as Documentation Agent and
                                    as a Bank

                                    By /s/ Jeffrey J. Janza
                                       -----------------------------
                                    Title VICE PRESIDENT

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                                    NATIONAL CITY BANK OF MICHIGAN /
                                    ILLINOIS, as Documentation Agent and as
                                    a Bank

                                    By /s/ Kenneth R. Ehrhardt
                                       -----------------------------
                                    Title Senior Vice President

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                                    THE HUNTINGTON NATIONAL BANK, as a
                                    Bank

                                    By /s/ Kevin D. Szachta
                                       -----------------------------
                                       Kevin D. Szachta
                                    Title Vice President

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                                    FIFTH THIRD BANK, EASTERN MICHIGAN,
                                    as a Bank

                                    By /s/ ANDRE A. NAZARETH
                                       -----------------------------
                                       ANDRE A. NAZARETH
                                    Title VICE PRESIDENT

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